As filed with the Securities and Exchange Commission on March 30, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RYDER SYSTEM, INC. *
(Exact Name of Registrant as Specified in Its Charter)

Florida	59-0739250
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
11690 NW 105th Street Miami, Florida 33178-1103 (305) 500-3726
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert D. Fatovic, Esq. Ryder System, Inc. 11690 NW 105th Street Miami, Florida 33178-1103 (305) 500-3726
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Catherine M. Clarkin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Edward S. Best, Esq. Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*Additional eligible registrants may be added by automatically effective post-effective amendments pursuant to Rule 462(f).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered *	Amount to be registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee
Debt Securities (1)	(2)
Preferred Stock (1)
Depositary Shares (3)
Common Stock (1)
Warrants (1)
Stock Purchase Contracts (1)
Stock Purchase Units (1)
Units (1)(4)

*    Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.
(1)    In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange.
(2)    An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)    Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.
(4)    Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

RYDER SYSTEM, INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

We may offer from time to time, debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units in one or more series, in amounts, at prices and on terms to be determined at the time of offering.
When we offer securities pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the securities being offered. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “R.”
We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers and may offer and sell these securities on a continuous or delayed basis

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2018.

ABOUT THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related offering material issued or authorized by us. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any such offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We may register securities covered by this prospectus to permit selling shareholders to resell their securities. We may register securities for resale by selling shareholders by filing a prospectus supplement with the Commission. The prospectus supplement would set forth information about the selling shareholder, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.
You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

TERMS USED IN THIS PROSPECTUS
As used in this prospectus, “company,” “we,” “our” and “us” refer only to Ryder System, Inc. and not any of its subsidiaries, except where the context otherwise requires or as otherwise indicated, and “prospectus supplement” includes any pricing supplements relating to particular offerings of securities.

RYDER SYSTEM, INC.
We are a global leader in transportation and supply chain management solutions. Our operating segments are aggregated into three reportable business segments: (1) Fleet Management Solutions (“FMS”), which provides full service leasing and leasing with flexible maintenance options, commercial rental, and contract or transactional maintenance services of trucks, tractors and trailers to customers principally in the U.S., Canada and the U.K.; (2) Dedicated Transportation Solutions (“DTS”) which provides vehicles and drivers as part of a dedicated transportation solution in the U.S.; and (3) Supply Chain Solutions (“SCS”), which provides comprehensive supply chain solutions including distribution and transportation services in North America and Singapore. Dedicated transportation services provided as part of an integrated, multi-service, supply chain solution to SCS customers are reported in the SCS business segment.
We were incorporated in Florida in 1955. Our principal executive offices are located at 11690 NW 105th Street, Miami, Florida 33178-1103. Our telephone number is (305) 500-3726.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our company described in our Annual Report on Form 10-K filed with the Commission and incorporated by reference in this prospectus. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

SPECIAL NOTE REGARDING FOWARD LOOKING STATEMENTS
Forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) are statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These statements are often preceded by or include the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “should” or similar expressions. This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements including, but not limited to, statements regarding:

•
our expectations as to anticipated revenue and earnings growth specifically, total revenue, operating revenue and product line revenues, used vehicle sales, demand, pricing, inventory and volumes, contract revenues, ChoiceLease growth, SelectCare growth, commercial rental pricing and demand, and actual and planned new sales activity in lease, DTS and SCS;

•	our expectations relating to further deterioration in the used vehicle sales market and residual values of used vehicles;

•	the size and impact of strategic investments;

•	our expected cost savings from workforce reductions and restructuring actions;

•	the continuing benefits of our maintenance initiatives and a newer fleet;

•
our ability to successfully achieve the operational goals that are the basis of our business strategies, including driving fleet growth, delivering a consistent, industry-leading and cost-effective maintenance program, optimizing asset utilization and management, providing differentiated quality of service and best execution, developing broad-based capabilities, creating a culture of innovation, focusing on continuous improvement and standardization and successfully implementing sales and marketing strategies;

•	impact of losses from conditional obligations arising from guarantees;

•	number of no longer earning (“NLE”) and used vehicles in inventory and the appropriate size of our commercial rental fleet given commercial rental market expectations;

•	estimates of cash flows from operations, free cash flow and capital expenditures for 2018;

•
the adequacy of our accounting estimates and reserves for pension expense, compensation-related expense, postretirement benefit expense, depreciation and residual value guarantees, rent expense under operating leases, self-insurance reserves, goodwill impairment, accounting changes and income taxes;

•	our ability to meet our operating, investing and financing needs in the foreseeable future through internally generated funds and outside funding sources;

•
our expected level of use of outside funding sources, anticipated future payments under debt, lease and purchase agreements, and risk of losses resulting from counterparty default under hedging and derivative agreements;

•	anticipated impact of exchange rate fluctuations;

•	the anticipated impact of fuel price fluctuations on our operations, cash flows and financial position;

•	our expectations as to future pension expense and contributions, as well as the continued effect of the freeze of our pension plans on our benefit funding requirements;

•	the anticipated deferral of tax gains on disposal of eligible revenue earning equipment under our vehicle like-kind exchange program;

•	our expectations relating to withdrawal liabilities and funding levels of multi-employer plans;

•	the status of our unrecognized tax benefits related to the U.S. federal, state and foreign tax positions;

•	our expectations regarding the completion and ultimate outcome of certain tax audits;

•	the ultimate disposition of legal proceedings and estimated environmental liabilities;

•	our expectations relating to compliance with new regulatory requirements;

•	our expectations regarding the effects of the adoption of recent accounting pronouncements; and

•	the impact of tax reform legislation.

These statements, as well as other forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus, are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors could cause actual results and events to differ significantly from those expressed in any forward-looking statements. These factors include, among others, the following:

•
our ability to obtain adequate profit margins for our services, including the potential impact of sudden or unusual changes in fuel prices and our ability to manage our cost structure and unexpected volume declines;

•	the impact of challenging or fluctuating economic and market conditions on lease sales, the commercial rental market or the sale of used vehicles and our ability to maintain current pricing levels;

•
changes in financial, tax or regulatory requirements with which we or our customers must comply, including regulations regarding vehicle emissions and changes that would limit our customers’ ability to commit to long-term vehicle leases;

•	increased debt costs that we may incur resulting from volatile financial markets or a decrease in our credit ratings;

•	our ability to successfully compete, attract new customers and retain existing customers, including key customers in the DTS and SCS business segments;

•	automotive plant shutdowns, shift eliminations, labor strikes or work stoppages affecting our or our customers’ business operations;

•	any unexpected reserves or write-offs due to the deterioration of the credit worthiness or bankruptcy of our customers;

•	changes in our customers’ operations, financial condition or business environment that may limit their need for, ability to purchase, or shift demand for our services;

•	the resale market for used vehicles, our ability to properly maintain our vehicle inventory and other factors that could adversely affect the residual value of our vehicles;

•	our ability to achieve our business strategy;

•	our ability to achieve planned synergies and customer retention levels from acquisitions;

•	unfavorable or unanticipated outcomes in legal proceedings or uncertain positions and our ability to adequately estimate reserves for such outcomes;

•	reductions in residual values or useful lives of revenue earning equipment;

•
our ability to adequately estimate reserves and accruals, particularly with respect to pension, taxes, environmental and insurance reserves and accruals, and changes in obligations relating to multi-employer plans; and

•	new accounting pronouncements, rules or interpretations and the adequacy of accounting estimates.

The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. As a result, no assurance can be given as to our future results or achievements. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this prospectus. We do not intend, or assume any obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth the ratio of earnings to fixed charges for the company for each of the years in the five-year period ended December 31, 2017. For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense and other financial charges plus interest capitalized and that portion (one third) of rental expense considered to be interest. Earnings are computed by adding amortization of capitalized interest and fixed charges, less capitalized interest, to earnings from continuing operations before income taxes and cumulative effect of changes in accounting principles. Because we had no shares of preferred stock outstanding during any of the periods presented or as of the date of this prospectus, we do not separately present the ratio of earnings to combined fixed charges and preferred stock dividends.

For the Year Ended December 31,
2017	2016	2015	2014	2013
2.72x	3.14x	3.41x	2.81x	3.04x

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures, acquisitions and the repurchase of shares of our equity securities. Pending use for these purposes, we may invest proceeds from the sale of the securities in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES
The following is a description of the general terms and provisions that may apply to the debt securities. The particular terms of any debt securities offered hereby will be described in the prospectus supplement relating to those debt securities which may add, update or change the terms described in this prospectus. To review the terms of any debt securities offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
The debt securities will be issued from time to time under the Indenture dated as of October 3, 2003 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
Following is a brief description of certain provisions of the indenture. This description is not complete and is subject to the detailed provisions of the indenture. The indenture is incorporated by reference into the registration statement of which this prospectus is a part. Section references appearing below are to the indenture. Whenever particular provisions of the indenture are referenced, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Any capitalized term used in this description and not defined shall have the meaning given to such term in the indenture. We urge you to read the indenture (and any amendments thereto) in its entirety because it, and not the following description, defines your rights as a holder of debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our Board of Directors or as established in one or more supplemental indentures. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions.
Unless otherwise provided in the prospectus supplement accompanying this prospectus, the debt securities will be issued in fully registered form without coupons (“registered securities”). In addition, debt securities may be issued in the form of one or more global securities (each a “global security”). Registered securities which are book-entry securities (“book-entry securities”) will be issued as registered global securities.

Debt securities of a single series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the indenture.
The debt securities will be unsecured and unsubordinated general obligations of our company and will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness from time to time outstanding.
Reference is made to the prospectus supplement relating to the particular series of debt securities for the terms of such debt securities, including the following terms if applicable:

•	the title of such debt securities;

•	the aggregate principal amount of such debt securities;

•	if it is a series of debt securities, the total amount authorized and the amount outstanding as of the most recent practicable date;

•	the initial public offering price;

•	the stated maturity date;

•	the currency of payment;

•	the date or dates on which the principal of such debt securities will be payable, if other than at maturity, or the method we will use to determine these dates;

•	if the amount of payments of principal (and premium, if any) or interest may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•
the rate or rates, if any, (which may be zero) at which such debt securities will bear interest or the method for calculating such rate, if any, including, if applicable, any remarketing or similar procedure;

•	the date or dates from which such interest will accrue, the date or dates on which such interest will be payable, if any, and the record date for the interest payable on any interest payment date;

•	the place where the principal of and interest on such debt securities will be payable;

•	the periods, prices and other terms and conditions that may be applicable to any right of ours to redeem the securities;

•
whether we are obligated to redeem or purchase such debt securities pursuant to any sinking fund or at the option of a holder thereof, and the terms and conditions upon which such debt securities shall be redeemed or purchased pursuant to such obligation;

•	any provisions for the remarketing of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of such debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	whether such debt securities will be issued as registered securities or bearer securities or both;

•
whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities and the terms and conditions, if any, upon which such global securities may be exchanged for individual certificates;

•
whether and under what circumstances we will pay Additional Amounts (as defined below) to any holder of offered debt securities who is not a United States person in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether we will have the option to redeem rather than pay any Additional Amounts;

•
whether such debt securities will be convertible into shares of common stock and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•
any additions, deletions or modifications to the covenants, events of default or our ability to discharge our obligations set forth in the indenture, that will be applicable with respect to the offered debt securities; and

•	any other terms not inconsistent with the indenture. (Section 2.02.)

A debt security will not be valid until authenticated by the manual signature of the trustee or an authenticating agent. Such signature will be conclusive evidence that the debt security has been authenticated under the indenture. (Section 2.03.)

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These securities are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting, or other considerations relevant to these securities.
Transfer and Exchange
We will maintain an office or agency in The City of New York where registered debt securities may be presented for registration of transfer or exchange (“registrar”). Unless otherwise provided in the prospectus supplement, a registered holder of debt securities will be able to transfer registered debt securities at the office of the registrar we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the registrar for an equal aggregate principal amount of registered debt securities of the series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. (Sections 2.05, 2.08 and 4.04.)
Neither we nor the trustee will impose a service charge for any transfer or exchange of a debt security; however, a holder may be required to pay any tax or governmental charge in connection with a transfer or exchange of a debt security.
For a discussion of certain restrictions on the registration, transfer and exchange of global securities, see “- Global Securities.” If we fail to maintain a registrar the trustee will act as such. We or any of our subsidiaries may act as registrar.
Certain Definitions
A summary of the definitions of certain terms used in the indenture follows (reference should be made to Article I of the indenture for complete definitions of the following and other terms):
“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a board resolution, under circumstances specified therein, to be paid by us in respect of certain taxes, assessments or other governmental charges imposed on certain holders of debt securities.
“After-Acquired Indebtedness” means (a) pre-existing indebtedness assumed by us or a Restricted Subsidiary as a result of the purchase, takeover or other acquisition of the assets or stock of an entity other than a Subsidiary of the company, (b) mortgages or liens on property existing at the time of acquisition of said property and (c) indebtedness of an Unrestricted Subsidiary which is outstanding at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary subsequent to the date of the indenture.
“Consolidated” when used with respect to any other term, means such term as reflected in a consolidation of the accounts of the company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.
“Foreign Financing Subsidiary” means any Subsidiary not organized under the laws of the United States of America or any state thereof, engaged in the business of lending to the company or its Restricted Subsidiaries or borrowing on behalf of the company or its Restricted Subsidiaries.
“Indebtedness” means all indebtedness other than Subordinated Indebtedness of the company or its Restricted Subsidiaries for borrowed money or leasing obligations which have been created, incurred or assumed as reflected on the Consolidated balance sheet of the company and its Restricted Subsidiaries, and any indebtedness of other parties guaranteed by the company or its Restricted Subsidiaries, without duplication.
“Intercompany Indebtedness” means any Indebtedness owed directly between the company and/or its Restricted Subsidiaries.
“Leasing Indebtedness” means the capitalized Indebtedness of any leasing obligations on personal property.
“Net Tangible Assets” means the total amount of assets as reflected on the Consolidated balance sheet of the company and its Restricted Subsidiaries, after appropriate deduction for minority interests, less: (a) all goodwill, operating rights, patents, trade-names, unamortized debt expense and other intangibles, (b) amounts invested in, advanced to or equity in Unrestricted Subsidiaries and (c) unamortized debt discount.
“Original Issue Discount Debt Security” means a debt security which provides that an amount less than the stated Principal amount thereof shall become due and payable upon acceleration of the maturity or redemption thereof pursuant to

Section 6.02 of the indenture, or any debt security which for United States federal income tax purposes would be considered an original issue discount debt security.
“Real Property Indebtedness” means Indebtedness secured by real property acquired by the company or any of its Restricted Subsidiaries after the date of the indenture, including both mortgage and lease financing.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Secured Indebtedness” means Indebtedness secured by a pledge of, or mortgage, lien or security interest on, or title to any property, as well as any unsecured Indebtedness of any Restricted Subsidiary other than a Foreign Financing Subsidiary.
“Unrestricted Subsidiary” means (a) any Subsidiary (other than a Foreign Financing Subsidiary) substantially all of the property of which is located or substantially all of the business of which is conducted outside of the United States of America or its possessions, Canada or the United Kingdom and (b) any other Subsidiary (including, if so designated, a Foreign Financing Subsidiary) so designated by our board of directors or our chief executive officer.

Certain Covenants
Limitation on Secured Indebtedness.
Unless otherwise provided in the prospectus supplement, we will not, and will not permit any Restricted Subsidiary, to create, incur or assume any Secured Indebtedness unless the debt securities then outstanding are equally and ratably secured, with the following exceptions:

•	Secured Indebtedness existing at the date of the indenture,

•	Indebtedness of a corporation in existence at the time it becomes a Restricted Subsidiary,

•	After-Acquired Indebtedness,

•	Intercompany Indebtedness secured in favor of us or any Restricted Subsidiary,

•
Indebtedness deemed to be Secured Indebtedness by virtue of certain liens or charges which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested in good faith by appropriate proceedings and for which we or a Restricted Subsidiary will have set aside on our or its books reserves which we or it deems to be adequate,

•	Industrial revenue bond Indebtedness,

•	Real Property Indebtedness,

•	Leasing Indebtedness not to exceed a total of 10% of Consolidated Net Tangible Assets, and

•
All other Secured Indebtedness (in addition to that otherwise permitted above) plus additional Leasing Indebtedness (in addition to that permitted above) not to exceed a total of 20% of Consolidated Net Tangible Assets. (Section 4.06.)

Limitation on Investments in Unrestricted Subsidiaries.
The company will not, and will not permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, an Unrestricted Subsidiary if immediately thereafter the company would be in breach or in default in the performance of any covenant or warranty of the company contained in the indenture. (Section 4.07.)
Limitation on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries.
The company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary unless immediately thereafter such subsidiary will not own, directly or indirectly, any capital stock of any Restricted Subsidiary. The company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary unless immediately thereafter: (a) no shares of the capital stock of such subsidiary shall be owned or held by any Unrestricted Subsidiary; and (b) the company would not be prohibited from issuing any additional Secured Indebtedness by the provisions described above under “Limitation on Secured Indebtedness.” (Section 4.08.)

Limitation on Consolidations and Mergers.
We shall not consolidate with or merge into, or transfer all or substantially all of our assets to, another entity unless we are the resulting or surviving entity or, if another person is the resulting or surviving entity, such entity assumes all the obligations under the debt securities and the indenture, and certain other conditions are met (whereupon the successor corporation will succeed us under the indenture). (Section 5.01.)
Events of Default and Remedies
Unless otherwise provided in the prospectus supplement, the events of default with respect to the debt securities of any series are:

•	default for 30 days in the payment of interest thereon,

•	default in the payment of principal thereof,

•	default in performance by us of any other agreement with respect thereto which continues for 60 days after written notice, and

•	certain events of bankruptcy, insolvency or reorganization. (Section 6.01.)

If an event of default is continuing with respect to the debt securities of any series, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to us and the trustee, may accelerate the principal of such debt securities, but the holders of a majority in aggregate principal amount of such debt securities then outstanding may rescind such acceleration if all existing events of default have been cured. (Section 6.02.)
Holders of debt securities may not enforce the indenture except in the case of the failure of the trustee, for 60 days, to act after notice of an event of default and a request to enforce the indenture by the holders of 25% in aggregate principal amount of the series of debt securities affected thereby (with the holders of a majority in principal amount of the series of debt securities affected thereby not giving the trustee direction inconsistent with such request during the 60-day period) and an offer of indemnity satisfactory to the trustee. (Section 6.06.) This provision will not prevent any holder of a debt security from enforcing payment of the principal of and interest on such debt security at the respective due dates thereof. (Section 6.07.) The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the manner of conducting any proceedings for any remedy or trust power available to the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, is unduly prejudicial to holders of other debt securities or would involve the trustee in personal liability. (Section 6.05.)
Holders of a majority in aggregate principal amount of any series of debt securities then outstanding may waive on behalf of all holders of debt securities of that series any default with respect to that series except a default in the payment of the principal or interest on such debt securities. (Section 6.04.)
The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued of any default if the trustee considers it in the interest of such holder to do so, provided the trustee may not withhold notice of default in the payment of principal of or interest on any of the debt securities of such series.
We will furnish an annual officers’ certificate to the trustee as to our compliance with all conditions and covenants set forth in the indenture. (Section 4.03.)
Satisfaction and Discharge
Unless otherwise provided in the prospectus supplement, we may terminate certain of our obligations under the indenture, including our obligation to comply with the covenants described above, with respect to any series of debt securities which does not provide for the payment of any Additional Amounts, on the terms and subject to the conditions contained in the indenture, by irrevocably depositing in trust with the trustee money or U.S. government obligations sufficient to pay principal and interest on such debt securities to maturity. Such deposit and termination is conditioned upon our delivery of an opinion of independent tax counsel that the holders of such debt securities will have no Federal income tax consequences as a result of such deposit and termination. (Section 8.01.)

Modification and Waiver
We and the trustee, with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities affected, may execute supplemental indentures amending the indenture or such debt securities, except that no such amendment may, without the consent of the holders of the affected debt securities, among other things, change the maturity or reduce the principal amount thereof, change the rate or the time of payment of interest thereon or change the method of calculation if such change would reduce the rate of interest thereon, change any obligation on our part to pay Additional Amounts relating to a particular debt security or reduce the amount of principal of an Original Issue Discount Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof. (Sections 9.02 and 9.03.)
We and the trustee may also, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things, curing ambiguities and inconsistencies, addressing changes in generally accepted accounting principles and making changes that do not adversely affect the rights of any holders of debt securities. (Section 9.01.)
Payment and Paying Agents
We will maintain an office or agency where the debt securities may be presented for payment (“paying agent”). Unless otherwise provided in the prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made in U.S. dollars at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register maintained by the registrar. Unless otherwise provided in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such interest. (Section 4.01.)
Unless otherwise provided in the prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments with respect to offered debt securities that are issuable solely as registered securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for the offered debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for such series. (Section 4.04.) If we fail to maintain a paying agent, the trustee will act as such or we or any of our subsidiaries may act as paying agent.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (a “depositary”) identified in the prospectus supplement relating to such series. Global securities may be issued in registered, and in either temporary or definitive form. Unless and until it is exchanged in whole for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.16.)
The specific terms of any depositary arrangement with respect to the offered debt securities will be described in the prospectus supplement relating thereto. Unless otherwise specified in the prospectus supplement, we anticipate that the following provision will apply to all depositary arrangements.
Unless otherwise specified in the prospectus supplement, registered securities that are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. (Section 2.16.) Upon the issuance of a global security in registered form, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or selling agents for such debt securities, or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for such global security or by participants or persons that hold through participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security in registered form, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture governing such debt securities. Except as set forth below, owners of beneficial interests in such global securities will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.
Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.15.)
We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium, if any, or interest, if any, on permanent global securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global securities as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices.
If a depositary for registered securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual certificates for the registered securities in definitive form in exchange for the global security or securities representing such registered securities. In addition, we may at any time and in our sole discretion determine not to have any registered securities represented by one or more global securities and, in such event, will issue individual certificates for the registered securities in definitive form in exchange for the global security or securities representing such registered securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of individual certificates for the registered securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such individual certificates registered in the name of the owner of such beneficial interest. (Section 2.16.)
Absence of Certain Covenants
We are not restricted by the indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligation or creating liens on our property, except as set forth under “-Certain Covenants-Limitation on Secured Indebtedness.” The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture contains no provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving our company.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also act as depositary for funds of, makes loans to, acts as trustee and performs certain other services for, us and certain of our subsidiaries and affiliates in the normal course of our business.
Notices
Notices to holders of registered debt securities will be mailed by first class mail to the address on the register kept by the registrar. (Section 10.02.)
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is qualified in its entirety by reference to our restated articles of incorporation and bylaws. Reference is also made to the Florida Business Corporation Act, or FBCA.
As of the date of this prospectus, we were authorized to issue up to 400,000,000 shares of common stock, $0.50 par value per share and 3,800,917 shares of preferred stock, no par value per share. As of January 31, 2018, 52,977,548 shares of our common stock were issued and outstanding. No shares of our preferred stock were issued and outstanding. Our common stock is listed on the New York Stock Exchange, under the symbol “R.”
Any shares of common or preferred stock sold pursuant to this prospectus, when issued, will be fully paid and non-assessable.
Common Stock
Dividend Rights
Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof. Our restated articles of incorporation do not limit the dividends that can be paid on the common stock.
Liquidation Rights
After satisfaction of creditors and payments due to the holders of preferred stock, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets.
Voting Rights
In general, the holders of our common stock are entitled to one vote per share for the election of directors and for other corporate purposes. Our restated articles of incorporation and/or bylaws also:

•	permit shareholders to remove a director with or without cause by the affirmative vote of the majority of the votes cast of the outstanding shares of voting stock, voting as a class;

•	provide that a vacancy on our board of directors may be filled by a majority of the directors then in office;

•
permit shareholders to take action only at an annual meeting, or a special meeting duly called by our board of directors or the holders of not less than 10% of the voting power of the outstanding shares of voting stock entitled to vote on the matter;

•	require the affirmative vote of 75% of the voting power of the outstanding shares of voting stock to amend the provision prohibiting shareholder action by written consent.

Under our bylaws, a quorum is present where a majority of the total number of shares issued and outstanding and entitled to vote at a meeting are present in person or represented by proxy. At a meeting where a quorum is present, in connection with an uncontested election of directors, the affirmative vote of the holders of at least a majority of the total number of shares cast is required for the election of each director. Where the number of nominees considered by the shareholders for election as a director exceeds the number of directors to be elected, directors are elected by the vote of a plurality of the votes cast. Unless otherwise provided in our restated articles of incorporation or bylaws or in accordance with applicable law, the affirmative vote of a majority of the votes cast is required for shareholder action on matters other than the election of directors. Voting rights for the election of directors or otherwise, if any, for any series of preferred stock, will be established by the board of directors when such series is designated. The holders of our common stock do not have cumulative voting rights.
Board of Directors
Our bylaws previously provided that our board of directors be divided into three classes each consisting of an equal, or as nearly equal as possible, number of directors. Each class was elected for a three-year term, and the term of each class expired in succeeding years. Commencing in 2016, directors have been elected to hold office for a term expiring at the next annual meeting of stockholders following their election. Accordingly, at the 2018 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a term expiring at the next annual meeting of stockholders following the year of their election.
No Other Rights
Holders of our common stock are not entitled to preemptive, redemption, subscription or conversion rights. The rights, preferences and privileges of holders of common stock could be subject to, and may be adversely affected by, the rights of the holders of shares of any preferred stock, if any, which may be issued in the future.
Preferred Stock
The particular terms of any series of preferred stock offered hereby will be described in the prospectus supplement relating to that series of preferred stock which may add, update or change the terms described in this prospectus. To review the terms of any preferred stock offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
All the terms of the preferred stock are, or will be, contained in our restated articles of incorporation, the articles of amendment relating to each series of the preferred stock and our bylaws, which are, or will be, filed with the Commission at the time we issue a series of the preferred stock.
Subject to limitations prescribed by law, our board of directors is authorized at any time, without shareholder action, to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

Our board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement relating to such series of preferred stock will set forth, the following information:

•	whether dividends on that series of preferred stock will be cumulative and, if so, from which date;

•	the dividend rate;

•	the dividend payment date or dates;

•	the liquidation preference per share of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or special rights applicable to that series of preferred stock.

Anti-Takeover Effects of our Restated Articles of Incorporation and Bylaws and Florida Law
Certain provisions of our restated articles of incorporation, our bylaws and Florida law contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Our restated articles of incorporation provide that the consent of the holders of a majority of each series of outstanding preferred stock shall be required in order to effect a merger or consolidation of the company with or into any other corporation or the sale of all or substantially all of the assets of the company in exchange for stock or securities of another corporation unless: (i) the surviving corporation will not have, after such transaction, any stock either authorized or outstanding that ranks prior to the preferred stock, or to the stock of the surviving corporation issued in exchange therefor, in respect of payment of dividends or distribution of assets (except such stock of the company as may have been authorized or outstanding immediately prior to the transaction), and (ii) the merger or consolidation results in no change in the rights, privileges or preferences of such series of preferred stock or the stock of the surviving corporation issued in exchange therefor. While we currently do not have any shares of preferred stock outstanding, the issuance of any shares of preferred stock in the future may delay, defer or prevent a merger or sale of all or substantially all of the company’s assets.

Our bylaws contain advance notice procedures for shareholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of shareholders. As specified in our bylaws, director nominations and the proposal of business to be considered by shareholders may be made only pursuant to a notice of meeting, at the direction of the board of directors (or a committee thereof) or by a shareholder who is a shareholder of record at the time of giving the notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our bylaws.
To be timely, a nomination of a director by a shareholder or notice for business to be brought before an annual meeting by a shareholder must be delivered to the Secretary of the company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the shareholder to be timely, it must be delivered not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever first occurs.
In the event a special meeting of shareholders is called for the purpose of electing one or more directors, any shareholder who is a shareholder of record at the time of giving the notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our bylaws may nominate a person or persons as specified in our bylaws, but only if the shareholder notice is delivered to the Secretary of the company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public disclosure of the date of such special meeting and the nominees proposed by the Board of Directors to be elected at such meeting was made, whichever first occurs.
We are also subject to statutory “anti-takeover” provisions under Florida law. Section 607.0901 of the FBCA imposes restrictions upon acquirers of 10% or more of our outstanding voting shares and requires approval by the corporation’s disinterested directors or a supermajority of disinterested shareholders for certain business combinations and corporate transactions with the interested shareholder or any entity or individual controlled by the interested shareholder, unless certain statutory exemptions apply. Section 607.0902 of the FBCA eliminates the voting rights of common stock acquired by a party who, by such acquisition, controls at least 20% of all voting rights of the corporation’s issued and outstanding stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association. We will designate the transfer agent for each series of preferred stock in the prospectus supplement.

DESCRIPTION OF THE DEPOSITARY SHARES
If we elect to offer fractional shares of preferred stock, rather than full shares of preferred stock, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The following is a summary of the materials terms of the depositary shares. The particular terms of any depositary shares offered hereby will be described in the prospectus supplement relating to the depositary shares which may add, update or change the terms described in this prospectus. To review the terms of any depositary shares offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
All the terms of the depositary shares are, or will be, contained in the deposit agreement, our restated articles of incorporation and the articles of amendment for the applicable series of preferred stock that are, or will be, filed with the

Commission. The following summary is qualified in its entirety by reference to the deposit agreement, our restated articles of incorporation and the articles of amendment for the applicable series of preferred stock.
Dividends
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference, if any, accorded each share of the applicable series of preferred stock, as set forth in the relevant prospectus supplement for the depositary shares.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.
Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it thinks is advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither we nor the depositary will be liable if either we or the depositary is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering thirty (30) days prior written notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The provisions of the depositary agreement relating to the appointment of a successor depositary will be described in the prospectus supplement relating to the depositary shares.

DESCRIPTION OF THE WARRANTS
The following is a description of the general terms and provisions that may apply to our warrants. The particular terms of any warrants offered hereby will be described in the prospectus supplement relating to the warrants which may add, update or change the terms described in this prospectus. To review the terms of any warrants offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares. The warrants may be issued independently or together with any other securities covered by this prospectus and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants.
The prospectus supplement will specify the material terms of the warrants, including a description of any other securities sold together with the warrants, and the applicable warrant agreements, including one or more of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•
the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or other securities, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
The following is a description of the general terms and provisions that may apply to our stock purchase contracts and stock purchase units. The prospectus supplement describing the terms of any stock purchase contracts or stock purchase units offered by this prospectus may add, update or change the terms described in this prospectus. To review the terms of any stock purchase contracts or stock purchase units offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement.
We may issue stock purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and underlying common stock, preferred stock, debt securities, U.S. Treasury securities or other U.S. government or agency obligations. The holder of the unit may be required to pledge the common stock, preferred stock, debt securities, U.S. Treasury securities or other U.S. government or agency obligations to secure its obligations under the stock purchase contract.
The prospectus supplement will specify the material terms of the stock purchase contracts, the stock purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the stock purchase contract in order to purchase our common stock or preferred stock;

•
the settlement date or dates on which the holder will be obligated to purchase shares of our common stock or preferred stock. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the stock purchase contract to terminate;

•
the settlement rate, which is a number that, when multiplied by the stated amount of a stock purchase contract, determines the number of shares of our common stock or preferred stock that we will be obligated to sell and a holder will be obligated to purchase under that stock purchase contract upon payment of the stated amount of that stock purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of our common stock over a specified period, a liquidation amount or some other reference statistic;

•
whether the stock purchase contracts will be issued separately or as part of stock purchase units, and if issued as a part of stock purchase units, the type of underlying securities that will comprise the units;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a stock purchase contract;

•
the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•
the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The descriptions of the stock purchase contracts, stock purchase units and any applicable pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION
We may sell the securities:

•	to or through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	through a combination of any such methods of sale; or

•	through any other method described in a prospectus supplement.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transaction;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters or dealers;

•	the purchase price and the proceeds we will receive from the sale (which may be the market price prevailing at the time of sale, a price related to the prevailing market price or a negotiated price);

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any over-allotment options granted to the underwriters; and

•	any other information we think is important.

If securities are sold in an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased. Underwriters may be involved in any at the market offering of securities by or on our behalf.
In connection with the sale of securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the offered securities so offered and sold.
If we use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements. In addition, the dealers may sell the securities to other dealers. The terms under which securities may be sold by a dealer to another dealer will be described in the applicable prospectus supplement.
Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also, any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
We may offer and sell the securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.
Any common stock sold pursuant to this prospectus will be listed on the NYSE, subject to official notice of issuance. Any other securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.
Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Ryder System, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and, with respect to matters of Florida law, by David M. Beilin, Associate General Counsel of Ryder System, Inc., and for the underwriters, if any, by Mayer Brown LLP, Chicago, Illinois. Mr. Beilin owns shares of common stock of the company.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document previously filed by us at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public on the Commission’s Internet website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are allowed to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the Commission will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate into this prospectus by reference the following documents filed by us with the Commission, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus:

Commission Filing (File No. 1-4364)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2017
Current Report on Form 8-K	February 9, 2018
Description of our Class A common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	September 10, 1971
All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934	After the date of this prospectus and before the termination of the offering
You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at (305) 500-3726 or at the following address:
Investor Relations
Ryder System, Inc.
11690 NW 105th Street
Miami, Florida 33178-1103

In addition, we make available free of charge through the Investor Relations page on our website at http://www.ryder.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution

Commission Registration Fees	(1)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses (including counsel fees)	(2)
Printing Fees	(2)
Rating Agency Fees	(2)
Legal Fees and Expenses	(2)
Miscellaneous	(2)
Total	(2)
________________

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

(2)	These fees are calculated based on the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.
Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.
In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Article VIII of the Company’s Restated Articles of Incorporation provides that the Company has the power to indemnify its directors, officers and other employees to the full extent permitted by law and to make any other or further indemnification, except as prohibited by law, under any bylaw, agreement vote of shareholders or disinterested directors or otherwise. Article XII of the Company’s bylaws provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including the heirs, executors, administrators or the estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys’ fees) by reason of the fact that such indemnified person is or was a director, officer or employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or is serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise as to whom the Company has agreed to grant such indemnity.
The Company has also entered into indemnification agreements with each of the members of its board of directors. Under the terms of the indemnification agreements, each director is entitled, subject to the terms and conditions thereof, to the right of indemnification and advancement of expenses to the fullest extent permitted by applicable law.
The Company maintains a directors and officers liability insurance policy which, within the limits and subject to the limitations of the policy, insures the directors and officers of the Company against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been directors or officers of the Company. The coverage extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. The Company pays the premiums for this policy.

Item 16. Exhibits
The following exhibits are filed or incorporated by reference as part of this registration statement.

Number	Exhibit Description
1.4*	Form of Underwriting Agreement (Debt).
1.5*	Form of Underwriting Agreement (Equity).
1.6	Selling Agency Agreement for Medium-Term Notes.
3.1
The Ryder System, Inc. Restated Articles of Incorporation, dated May 1, 2015 (Conformed copy incorporating all amendments through May 1, 2015), (incorporated by reference to the Company’s Form 8-K, filed with the Commission on May 1, 2015).

3.2	The Ryder System, Inc. By-laws, as amended through February 22, 2016 (incorporated by reference to the Company’s Form 8-K filed with the Commission on February 23, 2016).
4.1
Indenture between Ryder System, Inc. and The Bank of New York Mellon Trust Company, N.A., dated as of October 3, 2003 (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).

4.2	Form of domestic Debt Securities (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).
4.3	Form of domestic Medium-Term Notes (incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-108391, filed with the Commission on August 29, 2003).
4.5*	Articles of Amendment to Restated Articles of Incorporation of Ryder System, Inc. setting forth the number, designation, relative rights, preferences and limitations of a series of Preferred Stock.
4.6*	Form of Preferred Stock Certificate.
4.7*	Form of Depositary Agreement.
4.8*	Form of Depositary Receipt.
4.9*	Form of Stock Purchase Unit.
4.10*	Form of Stock Purchase Contract.
5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of David M. Beilin, Associate General Counsel of Ryder System, Inc.
12.1	Calculation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company’s Form 10-K filed with the Commission on February 20, 2018).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.3	Consent of David M. Beilin, Associate General Counsel of Ryder System, Inc. (included in Exhibit 5.2).
24.1	Power of Attorney (included as part of the signature pages).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 30, 2018.

RYDER SYSTEM, INC.

By:	/s/ Robert E. Sanchez
Robert E. Sanchez
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers hereby constitutes and appoints Robert D. Fatovic, Alena S. Brenner, David M. Beilin and Indira Sordo, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute in the name of each such person and to file (i) this Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the company’s debt securities, preferred stock, common stock, depositary shares, stock purchase contracts and stock purchase units and (ii) any and all amendments and post-effective amendments to such Registration Statement as such person or persons executing the same may approve.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Sanchez	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 30, 2018
Robert E. Sanchez
/s/ Art A. Garcia	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2018
Art A. Garcia
/s/ Frank Mullen	Vice President and Controller (Principal Accounting Officer)	March 30, 2018
Frank Mullen
/s/ John M. Berra	Director	March 30, 2018
John M. Berra
/s/ Robert J. Eck	Director	March 30, 2018
Robert J. Eck
/s/ Robert A. Hagemann	Director	March 30, 2018
Robert A. Hagemann
/s/ Michael F. Hilton	Director	March 30, 2018
Michael F. Hilton
/s/ Tamara L. Lundgren	Director	March 30, 2018
Tamara L. Lundgren
/s/ Luis P. Nieto	Director	March 30, 2018
Luis P. Nieto
/s/ David G. Nord	Director	March 30, 2018
David G. Nord
/s/ Abbie J. Smith	Director	March 30, 2018
Abbie J. Smith
/s/ E. Follin Smith	Director	March 30, 2018
E. Follin Smith
/s/ Dmitri L. Stockton	Director	March 30, 2018
Dmitri L. Stockton
/s/ Hansel E. Tookes, II	Director	March 30, 2018
Hansel E. Tookes, II

Exhibit Index

Exhibit No.	Description
1.6	Selling Agency Agreement for Medium-Term Notes.
5.1	Opinion of Sullivan & Cromwell LLP.
5.2	Opinion of David M. Beilin, Associate General Counsel of Ryder System, Inc.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.3	Consent of David M. Beilin, Associate General Counsel of Ryder System, Inc. (included in Exhibit 5.2).
24.1	Power of Attorney (included as part of the signature pages).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.